EXHIBIT NO. EX-99.a.18

                                 GAM FUNDS, INC.

                             ARTICLES SUPPLEMENTARY



          GAM Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation had previously reclassified the Common Stock of the Corporation into eight (8) Series (each, a "Series"), each of which has four
(4) classes of Common Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock. Such classification and allocation were as follows:

                                                           Number of Shares of
                                                        Common Stock Classified
 Name of Series                                              and Allocated
 --------------                                         ------------------------

GAM International Fund - Class A                           260,000,000 shares
GAM International Fund - Class B                           160,000,000 shares
GAM International Fund - Class C                           147,500,000 shares
GAM International Fund - Class D                            50,000,000 shares

GAM Global Fund - Class A                                   85,000,000 shares
GAM Global Fund - Class B                                   75,000,000 shares
GAM Global Fund - Class C                                   20,000,000 shares
GAM Global Fund - Class D                                   25,000,000 shares

GAM Pacific Basin Fund - Class A                            60,000,000 shares
GAM Pacific Basin Fund - Class B                            50,000,000 shares
GAM Pacific Basin Fund - Class C                            20,000,000 shares
GAM Pacific Basin Fund - Class D                            25,000,000 shares

GAM Europe Fund - Class A                                   60,000,000 shares
GAM Europe Fund - Class B                                   50,000,000 shares
GAM Europe Fund - Class C                                   20,000,000 shares

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GAM Europe Fund - Class D                                   25,000,000 shares

GAM American Focus Fund - Class A                           55,000,000 shares
GAM American Focus Fund - Class B                           50,000,000 shares
GAM American Focus Fund - Class C                           15,000,000 shares
GAM American Focus Fund - Class D                           25,000,000 shares

GAM Japan Capital Fund - Class A                            55,000,000 shares
GAM Japan Capital Fund - Class B                            50,000,000 shares
GAM Japan Capital Fund - Class C                            20,000,000 shares
GAM Japan Capital Fund - Class D                            12,500,000 shares

GAMerica Capital Fund - Class A                             30,000,000 shares
GAMerica Capital Fund - Class B                             25,000,000 shares
GAMerica Capital Fund - Class C                             15,000,000 shares
GAMerica Capital Fund - Class D                             25,000,000 shares

GAM Developing Markets Capital Fund - Class A               10,000,000 shares
GAM Developing Markets Capital Fund - Class B               10,000,000 shares
GAM Developing Markets Capital Fund - Class C               10,000,000 shares
GAM Developing Markets Capital Fund - Class D               10,000,000 shares

          SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on October 23, 2001, adopted a resolution (i) reclassifying and reallocating Seventy-Two Million Five Hundred Thousand (72,500,000) shares of the Corporation's unissued shares of the GAM International Fund - Class C Shares to "GAM American Focus Long/Short Fund"; (ii) renaming the GAM Developing Markets Capital Fund as "GAM International Long/Short Fund"; (iii) reclassifying certain of the Corporation's unissued shares of each Series as Class Y Shares of each Series; (iv) reclassifying all of the issued and outstanding Class B Shares of each Series as Sub-Class B-1 Common Stock; and (v) reclassifying certain unissued shares of each Series as Sub-Class B-1 Common Stock, Sub-Class B-2 Common Stock, Sub-Class B-3 Common Stock and Sub-Class B-4 Common Stock.

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          THIRD: The resolutions  adopted by the Board of Directors at a meeting
duly   convened  and  held  on  October  23,  2001   changed  the   designation,
classification and allocation of the Common Stock as follows:

                                                            Number of Shares of
                                                         Common Stock Classified
Name of Series                                                and Allocated
--------------                                           -----------------------

GAM International Fund - Class A                              260,000,000 shares
GAM International Fund - Class B                              140,000,000 shares
         GAM International Fund - Sub-Class B-1                35,000,000 shares
         GAM International Fund - Sub-Class B-2                35,000,000 shares
         GAM International Fund - Sub-Class B-3                35,000,000 shares
         GAM International Fund - Sub-Class B-4                35,000,000 shares
GAM International Fund - Class C                               75,000,000 shares
GAM International Fund - Class D                               50,000,000 shares
GAM International Fund - Class Y                               20,000,000 shares

GAM Global Fund - Class A                                      85,000,000 shares
GAM Global Fund - Class B                                      60,000,000 shares
         GAM Global Fund - Sub-Class B-1                       15,000,000 shares
         GAM Global Fund - Sub-Class B-2                       15,000,000 shares
         GAM Global Fund - Sub-Class B-3                       15,000,000 shares
         GAM Global Fund - Sub-Class B-4                       15,000,000 shares
GAM Global Fund - Class C                                      20,000,000 shares
GAM Global Fund - Class D                                      25,000,000 shares
GAM Global Fund - Class Y                                      15,000,000 shares

GAM Pacific Basin Fund - Class A                               60,000,000 shares
GAM Pacific Basin Fund - Class B                               40,000,000 shares
         GAM Pacific Basin Fund - Sub-Class B-1                10,000,000 shares
         GAM Pacific Basin Fund - Sub-Class B-2                10,000,000 shares
         GAM Pacific Basin Fund - Sub-Class B-3                10,000,000 shares
         GAM Pacific Basin Fund - Sub-Class B-4                10,000,000 shares
GAM Pacific Basin Fund - Class C                               20,000,000 shares
GAM Pacific Basin Fund - Class D                               25,000,000 shares
GAM Pacific Basin Fund - Class Y                               10,000,000 shares

GAM Europe Fund - Class A                                      60,000,000 shares
GAM Europe Fund - Class B                                      40,000,000 shares

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         GAM Europe Fund - Sub-Class B-1                       10,000,000 shares
         GAM Europe Fund - Sub-Class B-2                       10,000,000 shares
         GAM Europe Fund - Sub-Class B-3                       10,000,000 shares
         GAM Europe Fund - Sub-Class B-4                       10,000,000 shares
GAM Europe Fund - Class C                                      20,000,000 shares
GAM Europe Fund - Class D                                      25,000,000 shares
GAM Europe Fund - Class Y                                      10,000,000 shares

GAM American Focus Fund - Class A                              55,000,000 shares
GAM American Focus Fund - Class B                              40,000,000 shares
         GAM American Focus Fund - Sub-Class B-1               10,000,000 shares
         GAM American Focus Fund - Sub-Class B-2               10,000,000 shares
         GAM American Focus Fund - Sub-Class B-3               10,000,000 shares
         GAM American Focus Fund - Sub-Class B-4               10,000,000 shares
GAM American Focus Fund - Class C                              15,000,000 shares
GAM American Focus Fund - Class D                              25,000,000 shares
GAM American Focus Fund - Class Y                              10,000,000 shares

GAM Japan Capital Fund - Class A                               55,000,000 shares
GAM Japan Capital Fund - Class B                               40,000,000 shares
         GAM Japan Capital Fund - Sub-Class B-1                10,000,000 shares
         GAM Japan Capital Fund - Sub-Class B-2                10,000,000 shares
         GAM Japan Capital Fund - Sub-Class B-3                10,000,000 shares
         GAM Japan Capital Fund - Sub-Class B-4                10,000,000 shares
GAM Japan Capital Fund - Class C                               20,000,000 shares
GAM Japan Capital Fund - Class D                               12,500,000 shares
GAM Japan Capital Fund - Class Y                               10,000,000 shares

GAMerica Capital Fund - Class A                                30,000,000 shares
GAMerica Capital Fund - Class B                                20,000,000 shares
         GAMerica Capital Fund - Sub-Class B-1                  5,000,000 shares
         GAMerica Capital Fund - Sub-Class B-2                  5,000,000 shares
         GAMerica Capital Fund - Sub-Class B-3                  5,000,000 shares
         GAMerica Capital Fund - Sub-Class B-4                  5,000,000 shares
GAMerica Capital Fund - Class C                                15,000,000 shares
GAMerica Capital Fund - Class D                                25,000,000 shares
GAMerica Capital Fund - Class Y                                 5,000,000 shares

GAM American Focus Long/Short Fund - Class A                   25,000,000 shares
GAM American Focus Long/Short Fund - Class B                   20,000,000 shares
         GAM American Focus Long/Short Fund - Sub-Class B-1 5,000,000 shares GAM American Focus Long/Short Fund - Sub-Class B-2 5,000,000 shares

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         GAM American Focus Long/Short Fund - Sub-Class B-3     5,000,000 shares
         GAM American Focus Long/Short Fund - Sub-Class B-4     5,000,000 shares
GAM American Focus Long/Short Fund - Class C                   10,000,000 shares
GAM American Focus Long/Short Fund - Class D                   12,500,000 shares
GAM American Focus Long/Short Fund - Class Y                    5,000,000 shares

GAM International Long/Short Fund - Class A                    10,000,000 shares
GAM International Long/Short Fund - Class B                     8,000,000 shares
         GAM International Long/Short Fund - Sub-Class B-1 2,000,000 shares GAM International Long/Short Fund - Sub-Class B-2 2,000,000 shares GAM International Long/Short Fund - Sub-Class B-3 2,000,000 shares GAM International Long/Short Fund - Sub-Class B-4 2,000,000 shares
GAM International Long/Short Fund - Class C                    10,000,000 shares
GAM International Long/Short Fund - Class D                    10,000,000 shares
GAM International Long/Short Fund - Class Y                     2,000,000 shares

          FOURTH:Pursuant to those resolutions, all of the shares of Common Stock of the Corporation previously authorized, except as otherwise noted herein, have the same rights and privileges, so that all of the Class A, Class B, Class C and Class D Common Stock retain all of the same rights and privileges as they had before adoption of the resolutions.

          FIFTH: A description of the shares so reclassified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation are as follows:

          (a) The shares of each Series of Common Stock shall have the following preferences, conversion and other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                    (1) All consideration received by the Corporation for the issue or sale of shares of a Series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived

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          from the  sale,  exchange  or  liquidation  thereof,  and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Series for all purposes, subject only to the rights of creditors, and shall be so
          recorded  upon  the  books  of  account  of  the   Corporation.   Such
          consideration,   income,  earnings,   profits  and  proceeds  thereof,
          including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such Series.

                    (2) Dividends or distributions on shares of a Series, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such Series.

                    (3) In the event of the liquidation or dissolution of the Corporation, stockholders of each Series shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to the Series of which they are stockholders. The assets so distributable to the stockholders of such Series shall be distributed among such stockholders in proportion to the number of shares of the Series held by them and recorded on the books of the Corporation.

                    (4) The assets belonging to each Series shall be charged with the liabilities of the Corporation in respect of such Series and

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          with such Series' share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such Series bears to the net asset value of all Series as determined by Article FIFTH of the Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of assets and liabilities, including accrued expenses and reserves, to a given Series.

          (b) The shares of each Class of Common Stock shall have the following preferences, conversion and other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                    (1) Except as otherwise noted herein, Class A, Class B, Class C, Class D and Class Y Shares of each Series shall represent the same interest in the Corporation and in each Series and have identical voting, dividend, liquidation and other rights.

                    (2) Class A, Class B, Class C, Class D and Class Y Shares may be subject to such front-end sales loads, which may differ between the Classes, as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 (the "1940 Act") and applicable rules and regulations of the National Association of Securities Dealers, Inc.

                    (3) Expenses related solely to a particular Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the

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          Board of  Directors) in the net asset value,  dividends,  distribution and liquidation rights of the shares of that Class. The assets belonging to each Class shall also be charged with such Class's share of the general liabilities of the Corporation in the proportion that the net asset value of such Class bears to the total net asset value of all Classes of the Corporation's Common Stock as determined by Article FIFTH of the Articles of Incorporation. The determination of the Board of Directors shall be conclusive as to the allocation of assets and liabilities, including accrued expenses and reserves, to a given Class.

                    (4) At such times as shall be permitted under the 1940 Act or any applicable rules and regulations thereunder and as may be determined by the Board of Directors and disclosed in the then current prospectus for the Corporation, shares of each Class of a Series may be exchanged for shares of the same Class of another Series.

          (c) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such stockholder's name on the books of the Corporation irrespective of the Series or Class thereof; provided, however, that to the extent class or series voting is required by the 1940 Act or Maryland law as to any such matter, those requirements shall apply. Any fractional share, if any such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends.

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          (d) Except as provided in Paragraphs  (a), (b) and (c) of this Article
FIFTH, the provisions of the Articles of Incorporation relating to stock of the Corporation shall apply to shares of and to the holders of each Series and each Class of the Corporation's Common Stock.

          SIXTH: The shares aforesaid have been duly reclassified by the Board of Directors pursuant to the authority and power contained in the Articles of Incorporation of the Corporation.

          SEVENTH: These Articles of Amendment shall become effective on the date that they are accepted for record by the State of Maryland.

          IN WITNESS WHEREOF, GAM Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of the Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                        GAM FUNDS, INC.


                                        By: /s/ Kevin J. Blanchfield
                                            ------------------------------------
                                            Vice President
ATTEST:


/s/ Teresa B. Riggin
-------------------------------
Assistant Secretary


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